United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2023

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to the Pure Plastic Term Loan Facility
On August 21, 2023, PureCycle Technologies, Inc. (the “Company”) entered into that certain First Amendment to Credit Agreement (the “Pure Plastic Amendment”), which amended that certain Credit Agreement, dated as of May 8, 2023, by and among the Company, PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC, as guarantors and Pure Plastic LLC, as lender, administrative agent and security agent. The Pure Plastic Amendment (i) increases the amount available to the Company under the indebtedness covenant basket for offerings of unsecured convertible notes from $200,000,000 to $250,000,000 and (ii) makes certain changes to the restricted payments covenant and the events of default section in order to permit certain offerings of unsecured convertible notes and related transactions.
Amendment to Sylebra Credit Agreement
On August 21, 2023, the Company entered into that certain Third Amendment to Credit Agreement (the “Sylebra Amendment”), which amended that certain Credit Agreement, dated as of March 15, 2023 (as previously amended by that certain First Amendment, dated as of May 8, 2023, and that certain Second Amendment, dated as of August 4, 2023), by and among the Company, PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC, as guarantors, Sylebra Capital Partners Master Fund, LTD, Sylebra Capital PARC Master Fund and Sylebra Capital Menlo Master Fund, as lenders, and Madison Pacific Trust Limited, as administrative agent and security agent. The Sylebra Amendment (i) increases the amount available to the Company under the indebtedness covenant basket for offerings of unsecured convertible notes from $200,000,000 to $250,000,000 and (ii) makes certain changes to the restricted payments covenant and the events of default section in order to permit certain offerings of unsecured convertible notes and related transactions.
The foregoing descriptions of the Pure Plastic Amendment and Sylebra Amendment are not complete and are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01. Other Events.
On August 21, 2023, the Company issued a press release announcing the Company’s intention to offer, subject to market conditions and other factors, $200.0 million aggregate principal amount of its Green Convertible Senior Notes due 2030 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
First Amendment to Credit Agreement, dated as of August 21, 2023, among PureCycle Technologies, Inc., as the Borrower, PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC, as Guarantors, Pure Plastic LLC, as the Lender and Pure Plastic LLC, as the Administrative Agent and Security Agent.

10.2
Third Amendment to Credit Agreement, dated as of August 21, 2023, among PureCycle Technologies, Inc. as the Borrower, PureCycle Technologies, LLC and PureCycle Technologies Holdings Corp., as Guarantors, the Lenders party thereto, and Madison Pacific Trust Limited, as Administrative Agent and as Security Agent.

99.1	Press Release of PureCycle Technologies, Inc. dated August 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Lawrence Somma____________________
Name: Lawrence Somma
Title: Chief Financial Officer

Date: August 21, 2023